                                                                    EXHIBIT 15.1

February 23, 2000

To the Stockholders and Board of Directors of Cable Design Technologies Corporation:

We are aware that Cable Design Technologies Corporation has incorporated by reference in its Registration Statements on Form S-3 (Registration No. 333-00554); Form S-8 (Registration No. 333-80229); Form S-8 (Registration No. 333-76351); Form S-8 (Registration No. 33-73272); Form S-8 (Registration No. 33-78418); Form S-8 (Registration No. 333-2450); Form S-8 (Registration No. 333-6743); and Form S-8 (Registration No. 333-17443) its Form 10-Q for the quarter ended January 31, 2000, which includes our report dated February 23, 2000, covering the unaudited interim financial statement information contained therein. Pursuant to Regulation C of the Securities Act of 1933 (the Act), that report is not considered a part of the registration statements prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.


                                             /s/ Arthur Andersen LLP